Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”), dated as of December 31, 2012 (the “Effective Date”), is made by and between (i) MEDPRO SAFETY PRODUCTS INC., a Nevada Corporation (“MedPro Safety”), and MEDPRO INVESTMENTS LLC, a Delaware limited liability company (“MedPro Investments”) (collectively, “Seller”); and (ii) GREINER BIO-ONE GmbH, an Austrian company (“Buyer” or “Greiner”); and (iii) ATHYRIUM OPPORTUNITIES FUND (A) LP, a Delaware limited partnership (“Athyrium Fund (A)”), ATHYRIUM OPPORTUNITIES FUND (B) LP, a Delaware limited partnership (“Athyrium Fund (B)”), and NB ATHYRIUM LLC, a Delaware limited liability company (“NB Athyrium”) (Athyrium Fund (A), Athyrium Fund (B) and NB Athyrium collectively, “Athyrium”); and (iv) the following investment entities that are party to this Agreement and for which POST ADVISORY GROUP, LLC a Delaware limited liability company, acts as investment manager: OHIO PUBLIC EMPLOYEES RETIREMENT SYSTEM, SOUTH CAROLINA RETIREMENT INVESTMENT COMMISSION, POST INTERMEDIATE TERM HIGH YIELD FUND, L.P., a Delaware limited partnership, and POST TRADITIONAL HIGH YIELD FUND, L.P., a Delaware limited partnership(collectively “Post Advisory”).

WITNESSETH:

WHEREAS, Seller desires to sell and assign to Buyer, and Buyer desires to purchase from Seller, all rights to the MedPro Intellectual Property (as defined herein), upon the terms and subject to the conditions set forth herein;

WHEREAS, MedPro Investments has entered into certain notes with Noteholders (as defined herein), which notes are guaranteed by MedPro Safety, that Seller wishes to satisfy, and which Noteholders are willing to deem satisfied on the terms and conditions herein;

WHEREAS, MedPro Safety and Buyer are parties to the MSM 2010 (as defined herein) that they wish to terminate and dissolve on the terms and conditions herein, and which termination and dissolution MedPro Investments and the Noteholders are willing to consent to on the terms and conditions herein; and

WHEREAS, Seller wishes to enter into this agreement to resolve disputes with Greiner as to the MSM 2010, terms and conditions thereof, rights and obligations under the MSM 2010, and the subject matter thereof.

NOW THEREFORE, in view of the foregoing premises and in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

1.1          Definitions.

(a)          The following terms used in this Agreement shall have the respective meanings assigned to them below:

“Assignment Effective Date” shall have the meaning set forth in Section 2.1 of this Agreement.

“Athyrium Note Purchase Agreement” shall mean the Note Purchase Agreement by and among MedPro Investments, MedPro Safety, and The Purchaser Named Herein (i.e., NB Athyrium LLC) dated October 1, 2010.

“Athyrium Payments” shall mean the payments to be made by Greiner pursuant to Section 2.3(a)(i) and Section 2.3(b) of this Agreement.

“Contemplated Transactions” shall have the meaning set forth in Section 2.6(g) of this Agreement.

“Copyrights” shall mean all published and unpublished works of authorship, and all copyright rights therein or related thereto, industrial designs, industrial models and proprietary designs, and all registrations therefor, all applications for registration thereof and all renewals, extensions, restorations and reversions of any of the foregoing.

“Effective Date” shall have the meaning set forth in the first paragraph of this Agreement.

“Hooman Patent” shall mean the MedPro Intellectual Property identified on Exhibit A-1 attached to this Agreement and all intellectual property and proprietary rights of any kind in any jurisdiction throughout the world that are the subject of, covered by, or within the scope of the Hooman Patent, and all rights pertaining thereto, including, but not limited to: (a) all Patents; (b) all Copyrights; (c) all Software and databases (including, without limitation, all customer, supplier and distributor lists and data); (d) all Know How; and (e) all rights of action and claims arising in connection with any of the foregoing in the MedPro Fields of Use (as that term applies to the Hooman Patent), all claims by reason of present or future infringement or violation of any of the foregoing, and all rights to sue and collect damages in relation to any such infringement or violation. “Indenture” shall mean the Indenture, dated September 1, 2010, by and between MedPro Investments and Trustee.

“Interest Payments” shall have the meaning set forth in Section 2.4(a) of this Agreement.

“Irrevocable Instruction” shall have the meaning set forth in Section 2.4(b) of this Agreement.

“Know How” shall mean any and all trade secrets and confidential and proprietary business information (including, but not limited to, all ideas, research and development, know-how, formulas, compositions, processes, methods, methodologies, techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, inventions, disclosures, discoveries, improvements, modifications, techniques, formulas, and technologies), whether or not patented, patentable, copyrightable, reduced to practice or registered.

“Licensed Patents” shall mean the MedPro Intellectual Property identified on Exhibit A-2 attached to this agreement and all intellectual property and proprietary rights of any kind in any jurisdiction throughout the world that are the subject of, covered by, or within the scope of the Licensed Patents, and all rights pertaining thereto, including, but not limited to: (a) all Patents; (b) all Copyrights; (c) all Software and databases (including, without limitation, all customer, supplier and distributor lists and data); (d) all Know How; and (e) all rights of action and claims arising in connection with any of the foregoing in the MedPro Fields of Use (as that term applies to the Licensed Patents), all claims by reason of present or future infringement or violation of any of the foregoing, and all rights to sue and collect damages in relation to any such infringement or violation.

“MedPro Fields of Use” shall mean (a) for the Hooman Patent, any and all fields except for the blood collection and phlebotomy fields; and (b) for the Licensed Patents, the fields of: (i) intravenous injection catheters (a/k/a “IV catheters”) for the infusion of liquid substances into a blood vessel of a patient; and (ii) add-on safety devices for prefilled injectable syringes for drug delivery to a patient. For purposes of clarification, the MedPro Fields of Use as defined in this Agreement shall not include, in whole or in part, the field of phlebotomy or blood collection devices or processes, in which Greiner shall have sole and exclusive rights.

“MedPro Intellectual Property” shall mean all intellectual property and proprietary rights of any kind in any jurisdiction throughout the world that is the subject of, covered by, within the scope of or otherwise relating to the MSM 2010, as amended, and all rights pertaining thereto, including, but not limited to: (a) all Patents; (b) all Trademarks; (c) all Copyrights; (d) all Software and databases (including, without limitation, all customer, supplier and distributor lists and data); (e) all Know How; (f) all registrations and applications to register any of the foregoing; (g) all rights of priority and protection of interests therein under the laws of any jurisdiction, and tangible embodiments of any of the foregoing (in any medium including electronic media); (h) subsequent to the Assignment Effective Date, all licensee fees, royalties, proceeds and other payments relating to any of the foregoing; and (i) all rights of action and claims arising in connection with any of the foregoing, all claims by reason of past, present or future infringement or violation of any of the foregoing, and all rights to sue and collect damages in relation to any such infringement or violation. For purposes of clarification only, the MedPro Intellectual Property also shall include, but is not limited to, the Patents identified on Exhibits A-1, A-2 and A-3 attached to this Agreement.

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“MedPro Product” shall mean a product manufactured by or for MedPro Safety that is within the MedPro Fields of Use.

“MSM 2010” shall mean the Medical Supply Manufacturing Agreement between MedPro and Greiner, dated 14 July 2010, together with any and all amendments to that document.

"Note Documents" shall mean the Notes, the Athyrium Note Purchase Agreement, the Post Note Purchase Agreement, the Indenture, the Continuing Unconditional Guarantee dated as of September 1, 2010 by and between MedPro Safety and U.S. Bank National Association as trustee, the Pledge and Security Agreement, and any other documents executed and delivered by MedPro Investments or MedPro Safety in connection with the issuance of the Notes.

“Noteholders” shall mean collectively, Athyrium and Post Advisory. “Notes” shall mean the MedPro Investments’ Senior Secured 14% Notes due 2016, issued pursuant to the Athyrium Note Purchase Agreement and the Post Note Purchase Agreement.

“Parent Guarantor” shall mean Greiner Bio-One International AG, an Austrian company, which is the parent of Greiner.

“Patents” shall mean, in any and all countries, statutory invention registrations, patents and patent applications, patent disclosures, utility models and industrial designs, and all provisional, continuations, continuations-in-part, requests for continued examination, continued prosecution applications, divisionals, renewals, reissues, extensions, and reexaminations of any of the foregoing, and any application or patent that claims priority to any of the foregoing or serves as a basis for a claim of priority to any of the foregoing applications or patents, and all counterparts to any of the foregoing in any country in the world.

“Person” shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, or any person acting in a representative capacity.

“Pledge and Security Agreement” shall mean the Pledge and Security Agreement between MedPro Safety and U.S. Bank National Association, as Trustee, dated September 1, 2010.

“Post Advisory Payment” shall mean the payment to be made by Greiner pursuant to Section 2.3(a)(ii) of this Agreement.

“Post Note Purchase Agreement” shall mean the Note Purchase Agreement by and among MedPro Investments, MedPro Safety, and The Purchasers Named Herein (i.e., accounts managed by Post Advisory Group, LLC) dated October 1, 2010.

“Product” shall mean any and all product or products, which in whole or in part, are the subject of, covered by, within the scope of, or otherwise relate to the MSM 2010 or any Intellectual Property therein or related thereto, including but not limited to the Holder Product and the Wing Product, as both are defined and referred to in the MSM 2010, and any other products that may exist or that may be developed by Greiner in the future, based in whole or in part on the MedPro Intellectual Property.

“Purchase Price” shall have the meaning set forth in Section 2.3 of this Agreement.

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“Series D Note Agreement” shall mean the Series D Senior Secured Promissory Note issued by MedPro to Vision Opportunity Master Fund, Ltd. dated September 12, 2012.

“Software” shall mean computer programs, data and information, whether in source code (human readable format), object code (machine readable format), firmware or other form, and all design, development, flow charts, specifications, and other materials, whether in electronic, paper or other form, relating to any of the foregoing, and all use manuals, systems manuals and other documentation of any kind, whether in electronic, paper or other form, relating to any of the foregoing.

“Trademarks” shall mean all trademarks, service marks, certification marks, trade dress, logos, slogans, trade names, service names, domain names, other electronic identifiers (e.g., Twitter and Facebook handles), corporate names, business names, product names, and other source identifiers, together with all translations, adaptations, derivations and combinations thereof, and all applications to register, registrations and renewals directed to any of the foregoing, together with all rights of priority and counterparts to any of the foregoing in any country in the world, and all goodwill associated with any of the foregoing.

“Trustee” shall mean U.S. Bank National Association, solely in its capacity as initial trustee of the notes described in the Indenture.

“Unconditional Guarantee” shall mean the Amended and Restated Continuing Guarantee between MedPro Safety to Trustee dated October 1, 2010.

“VCI” shall mean Visual Connections, Inc.

“VCI Technology Agreements” shall mean (i) the Technology Agreement between MedPro Safety Products, Inc. and VCI dated April 9, 2004; (ii) the Technology Acquisition Agreement between MedPro Safety Products, Inc., Hooman Asbaghi, and VCI dated June 16, 2008; and (iii) the Settlement and Release Agreement between MedPro Safety and VCI dated August 16, 2010.

“Vision” shall mean Vision Opportunity Master Fund, Ltd., the holder of a controlling ownership interest in the capital stock of MedPro Safety, and its affiliates including Vision Capital Advisors LLC.

2.1          Purchased Assets.

(a)          Immediately upon receipt by the Noteholders of Greiner’s payment of the monies owed pursuant to Section 2.3(a) below of this Agreement (“Assignment Effective Date”), Seller absolutely and irrevocably assigns, sells, and transfers to Greiner, and its designees, and their respective successors and assigns, all right, title, and interest throughout the world in and to all MedPro Intellectual Property Rights free and clear of all debts, security interests, liens, licenses and other encumbrances (all of the foregoing individually and/or collectively “Transferred Rights”). The Transferred Rights shall be deemed conveyed effective on the Assignment Effective Date.

(b)          Seller agrees to execute the Intellectual Property Assignment Agreement attached to this Agreement at Exhibit B hereto concurrently with the execution of this Agreement (which Intellectual Property Assignment Agreement shall not be effective until the Assignment Effective Date), and any and all other documents and agreements reasonably requested by Greiner to evidence the intent or effectiveness of the assignment, sale and transfer contemplated by Section 2.1 of this Agreement at no additional consideration to Seller.

(c)          Noteholders acknowledge and agree that all debts, security interests, liens, licenses and other encumbrances of the Noteholders (to the extent any exist, whether or not perfected), directly or indirectly, in the MedPro Intellectual Property shall be released in full effective on Assignment Effective Date, and Noteholders agree to execute concurrently with the execution of this Agreement the security release documents attached to this Agreement at Exhibit D, which security release documents shall not be effective until the Assignment Effective Date. From and after the Assignment Effective Date, Noteholders and Seller agree to reasonably cooperate and reasonably assist Greiner in connection with the release and extinguishment of such security interests, liens and encumbrances and to execute any and all other documents reasonably requested by Greiner to evidence the intent or effectiveness of such release and extinguishment.

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(d)          Each Party acknowledges and agrees that given the Irrevocable Instructions, and notwithstanding any covenant of, or restriction or prohibition on, either MedPro Safety or MedPro Investments for the benefit of any of the Noteholders or of the Trustee, the assignment, sale and transfer of the MedPro Intellectual Property Rights pursuant to this Agreement shall not be contingent on any of the Noteholders’ receipt of the Interest Payments, in whole or in part, and shall be contingent only on Greiner’s payments pursuant to Section 2.3(a).

2.2          Termination of MSM 2010.

(a)          MedPro Safety and Greiner hereby agree that the MSM 2010 is terminated as of the Assignment Effective Date, and thereafter, the MSM 2010 and all provisions, terms and conditions and amendments thereof, shall be of no further force and effect notwithstanding anything to the contrary set forth in the MSM 2010 including, but not limited to, any provision that the MSM 2010 expressly states shall survive termination or expiration. For the sake of clarification, no provision, term or condition of the MSM 2010 shall survive termination of the MSM 2010 on the Assignment Effective Date. Athyrium, Post Advisory and MedPro Investments consent to the termination of the MSM 2010 pursuant to Section 2.2(g) of this Agreement.

(b)          MedPro acknowledges and agrees that the payment due from Greiner under the MSM 2010 on January 15, 2013 and all payments due thereafter as well as all other obligations of Greiner under MSM 2010 shall be suspended, pending payment by Greiner of the payments due under Section 2.3(a) below to the Noteholders on March 1, 2013, and that once Greiner makes the payments due under Section 2.3(a) below to the Noteholders on March 1, 2013, Greiner shall be deemed to have paid and satisfied in full all outstanding obligations under MSM 2010.

(c)          If for any reason (including due to the termination of this Agreement prior to or on March 1, 2013) Greiner fails to make the payments due under Section 2.3(a) below on March 1, 2013, all rights and obligations of the parties thereto under MSM 2010 will be immediately reinstated, as if they had never been suspended, and the parties thereto will promptly, and in any event no later than March 15, 2013, make all payments that would have been due under the terms of the MSM 2010 during the suspension period but for the fact that such payment obligations were suspended pursuant to this section (together with all interest and penalties accruing thereon from the date such payments would have been due). The immediately preceding sentence shall survive any expiration or termination of this Agreement. Each Party acknowledges and agrees that this Section 2.2(c), any obligation imposed on Greiner to pay any amounts under the MSM 2010, and any payment by Greiner of any amounts under the MSM 2010 are without prejudice to Greiner’s right to dispute, in whole or in part, the MSM 2010.

(d)          MedPro’s obligations under the MSM 2010, and Greiner’s right to terminate the MSM 2010 under the MSM 2010, shall continue through and until the Assignment Effective Date. MedPro’s ongoing obligations include, without limitation, forbearing from any license grant to any third party inconsistent with the exclusive rights granted to Greiner, providing design assistance and design validation services, maintaining design controls, securing regulatory approvals, making marketing contribution payments, renegotiating the marketing contribution in good faith upon request, and protecting confidential information.

(e)          Effective as of the Assignment Effective Date, Seller, each for itself and its respective successors and assigns, does hereby release and discharge Greiner and its affiliates, and the employees, agents, officers and directors of each of the foregoing, and the respective successors and assigns of each of the foregoing, from any and all further obligations, liability, claims, costs and causes of action arising from any set of facts, under any theory, known or unknown, from the beginning of time to the Effective Date relating to or arising under the MSM 2010, or the MedPro Intellectual Property, including those claims arising out of, or relating to, the MSM 2010. Effective as of the Assignment Effective Date, Greiner, for itself and its successors and assigns, does hereby release and discharge Seller, and the employees, agents, officers and directors of each of the foregoing, and the respective successors and assigns of each of the foregoing, from any and all further obligations, liability, claims, costs and causes of action arising from any set of facts, under any theory, known or unknown, from the beginning of time to the Effective Date relating to or arising under the MSM 2010, or the MedPro Intellectual Property, including those claims arising out of, or relating to, the MSM 2010.

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(f)          SELLER ACKNOWLEDGES THAT THE RELEASE CONTAINED IN SECTION 2.2(e) ABOVE MAY EXTEND TO CLAIMS THAT SELLER DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THIS AGREEMENT. SELLER HEREBY EXPRESSLY WAIVES ANY AND ALL PROVISIONS, RIGHTS AND BENEFITS CONFERRED UNDER ANY LAW OF THE UNITED STATES OR ANY STATE OR TERRITORY OF THE UNITED STATES, OR PRINCIPLE OF COMMON LAW, THAT PROTECTS SELLER FROM RELEASING ANY CLAIMS THAT IT DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THIS AGREEMENT, WHICH IF KNOWN BY SELLER HAVE MATERIALLY AFFECTED ITS DECISION TO ENTER INTO THIS AGREEMENT. THE CLAIMS RELEASED IN SECTION 2.2(e) SHALL BE DEEMED TO BE FULLY, FINALLY, AND FOREVER SETTLED AND RELEASED UPON THE EXECUTION OF THIS AGREEMENT, WITHOUT REGARD TO THE SUBSEQUENT DISCOVERY OR EXISTENCE OF FACTS RELATING TO THE CLAIMS RELEASED IN SECTION 2.2(e) IN ADDITION TO OR DIFFERENT FROM THOSE THAT SELLER BELIEVED TO BE TRUE ON THE DATE OF THE EXECUTION OF THIS AGREEMENT.

(g)          Pursuant to Section 6.2(d) of that certain Purchase and Sale Agreement, dated as of September 1, 2010, between MedPro Investments and MedPro Safety, MedPro Safety may not terminate or agree to terminate the MSM 2010 without the prior written consent of MedPro Investments and the Trustee. In consideration of the Noteholders receiving the MedPro Assignment (as defined below) and being the beneficiaries of the irrevocable designation and instruction described in Section 2.3 of this Agreement, each of the Noteholders and MedPro Investments hereby consents to (and agree to instruct the Trustee to consent to) MedPro Safety’s agreement to terminate the MSM 2010 as of the Assignment Effective Date and acknowledges that such termination shall terminate MedPro Investment’s and MedPro Safety’s rights to receive (and the Noteholder’s security interest in) all royalty, license fees and other payments under Section 2.2 of the MSM 2010 that are suspended in accordance with this Agreement and/or that would have become due and payable after the Assignment Effective Date, portions of which payments would have otherwise been applied toward MedPro Investments’ obligations under the Notes.

2.3          Purchase Price.

In consideration of the assignment, sale and transfer by Seller to Greiner of the MedPro Intellectual Property pursuant to this Agreement, and provided that this Agreement shall not have been terminated prior to such assignment, sale and transfer, Greiner shall pay MedPro Safety the payments described in this Section 2.3 (the “Purchase Price Payments”). In consideration of the consent of the Noteholders set forth in Section 2.2(g), (i) MedPro Safety and, if, and to the extent, MedPro Investments has any interest in the Purchase Price payments, MedPro Investments, hereby presently and irrevocably sell, assign and transfer all of MedPro Safety’s and MedPro Investments’ right, title and interest in and to (x) the Athyrium Payments to Athyrium and (y) the Post Advisory Payment to Post Advisory, in each case, free and clear of all debts, liens, licenses, claims, security interests and other encumbrances (such sale, assignment and transfer, the “MedPro Assignment”) and (ii) each of MedPro Safety and MedPro Investments hereby agrees that such payments are irrevocably designated by MedPro Safety and MedPro Investments, and irrevocably instructs Greiner to make such payments directly, to the Noteholders in accordance with the following (which payments shall be made free and clear of any set-off, lien, reduction, counterclaim or withholding):

(a)          on March 1, 2013, the sum of Twenty-Two Million United States Dollars (US $22,000,000) to the Noteholders Athyrium and Post Advisory, said payment to be made in accordance with the following:

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(i) one payment of Seven Million Six Hundred Sixty Seven Thousand Five Hundred Eighty Three United States Dollars (US $7,667,583) to Athyrium, by wire transfer of immediately available funds, such amount to be further broken down as follows and paid to the accounts and in accordance with the wiring instructions specified below:

(A)          Four Million Eighty Nine Thousand Three Hundred Seventy Eight United States Dollars (US $4,089,378) paid to NB Athyrium in accordance with the applicable wire transfer instructions set forth in Schedule C,

(B)          Two Million Two Hundred Thirty Eight Thousand Four Hundred Twenty Three United States Dollars (US $2,238,423) paid to Athyrium Fund (A) in accordance with the applicable wire transfer instructions set forth in Schedule C, and

(C)          One Million Three Hundred Thirty Nine Thousand Seven Hundred Eighty Two United States Dollars (US $1,339,782) paid to Athyrium Fund (B) in accordance with the applicable wire transfer instructions set forth in Schedule C; and

(ii) another payment of Fourteen Million Three Hundred Thirty Two Thousand Four Hundred Seventeen United States Dollars (US $14,332,417) to the managed accounts of Post Advisory, by wire transfer of immediately available funds to the accounts set forth in Schedule C and in accordance with the applicable wiring instructions set forth in Schedule C, with the amount set forth in this paragraph 2.3(a)(ii) to be further broken down in amounts to be provided by Post Advisory to Greiner not less than five (5) business days prior to the date on which such payment is due, with such payments designated first to the payment of any accrued interest, with the remainder applied to repay principal (including a discounted repayment of outstanding notes, to the extent such remaining amount is insufficient to repay the principal amount of the Notes in full); and

(b)          on February 1, 2014, the sum of Seven Million Four Hundred Thousand United States Dollars (US $7,400,000) to Athyrium, by wire transfer of immediately available funds, such amount to be further broken down as follows and paid to the accounts and in accordance with the wiring instructions specified below:

(i)          Three Million Nine Hundred Forty Six Thousand Six Hundred Sixty Six United States Dollars (US $3,946,666) paid to NB Athyrium in accordance with the applicable wire transfer instructions set forth in Schedule C;

(ii)          Two Million One Hundred Sixty Thousand Three Hundred Seven United States Dollars (US $2,160,307) paid to Athyrium Fund (A) in accordance with the applicable wire transfer instructions set forth in Schedule C; and

(iii)          One Million Two Hundred Ninety Three Thousand Twenty Seven United States Dollars (US $1,293,027) paid to Athyrium Fund (B) in accordance with the applicable wire transfer instructions set forth in Schedule C.

(c)          Greiner acknowledges and agrees that, subject to the immediately following sentence, following the occurrence of the Assignment Effective Date, Greiner’s obligation to make the payment to Athyrium described in Section 2.3(b) of this Agreement shall be unconditional and irrevocable and, without limiting the generality of the foregoing, shall not be excused by reason of any breach by any other party of any provision of this Agreement or any other agreement. The Parties acknowledge and agree that the immediately foregoing sentence shall have no effect on, or otherwise diminish, any claim that Greiner has against MedPro Safety or MedPro Investment for any breach of any provision of this Agreement or any other agreement, or against any of the Noteholders for breach of any provision of this Agreement.

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(d)          The collective amounts set forth in this paragraph, totaling Twenty Nine Million Four Hundred Thousand United States Dollars (US $29,400,000), is referred to collectively as the “Purchase Price”.

(e)          If any portion of any Purchase Price Payment shall not be received by the Noteholder entitled thereto on the date such payment shall be due, interest shall accrue on the amount of such late payment at a rate of two percent (2%) per month from and including the due date of such payment, to, but excluding, the date such late payment is actually received. Such interest shall be paid in United States Dollars and shall be payable upon demand of the applicable Noteholder.

2.4           Payment by MedPro, and Suspension and Termination of Notes.

(a)          MedPro Investments, with the agreement and direction of the Noteholders, shall cause the Trustee to pay to Noteholders no later than January 30, 2013 the total sum of all funds held by Trustee in the interest reserve account relating to the Notes, less the amount of any fees owning to the Trustee on such date, which net amount shall be equal to a total of Five Hundred Thirty Nine Thousand Five Hundred and Five United States Dollars (US $539,505) to Athyrium and Post Advisory, said payment to be made in equal one-half shares to Athyrium and to Post Advisory by wire transfer of immediately available funds to the accounts and in accordance with the wiring instructions specified below with respect to each of the Noteholders (which payments shall be made free and clear of any set-off, lien, reduction, counterclaim or withholding)

(i)          with the equal one-half share to Athyrium and further broken down in accordance with a schedule of payments to be provided to MedPro Investments by Athyrium prior to the date of the Interest Payments; and

(ii)          the equal one-half share to Post Advisory in accordance with the applicable wire transfer instructions set forth in Schedule C and further broken down in accordance with a schedule of payments, if any, to be provided to MedPro Investments by Post Advisory prior to the date of the Interest Payments.

The monies identified in this Section 2.4(a) are referred to as “Interest Payments”.

(b)          MedPro Investments and the Noteholders agree to irretrievably and irrevocably instruct the Trustee to pay the Interest Payments to the Noteholders in accordance with Section 2.4(a) of this Agreement on or before January 30, 2013, and shall concurrently with the execution of this Agreement execute the written instruction to the Trustee attached to this Agreement at Exhibit E (the “Irrevocable Instruction”). MedPro Investments shall immediately deliver such executed written instruction to Trustee (with a copy to the Noteholders) on the Effective Date of this Agreement.

(c)          Upon satisfactory receipt of the foregoing sum to be paid by MedPro Investments, the Noteholders agree that the payment of interest on the Notes that is otherwise due on January 30, 2013 shall be suspended, pending payment of the sums by Greiner on March 1, 2013 pursuant to Section 2.3(a) of this Agreement. If for any reason (including due to the termination of this Agreement prior to or on March 1, 2013) Greiner fails to make the payments due under Section 2.3(a) above on March 1, 2013, all rights of the Noteholders under the Notes will be immediately reinstated, as if they had never been suspended, and all payments that would have been due under the terms of the Notes during the suspension period but for the fact that such payments were suspended pursuant to this section shall be promptly paid by the Person responsible therefor under the applicable Note Document (together with all interest and penalties accruing thereon from the date such payments would have been due). The immediately preceding sentence shall survive any expiration or termination of this Agreement. Each Party acknowledges and agrees that this Section 2.4(c), any obligation imposed on Greiner to pay any amounts under the MSM 2010, and any payment by Greiner of any amounts under the MSM 2010 are without prejudice to Greiner’s right to dispute, in whole or in part, the MSM 2010.

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(d)          Noteholders agree that upon receipt of the payments required in Section 2.3(a) from Greiner on March 1, 2013 and the payments made pursuant to this Section 2.4, and in consideration of the MedPro Assignment and Greiner’s agreement to pay the amount set forth in Section 2.3(b), the Notes shall be deemed fully satisfied and shall be cancelled, and all of the related Note Documents shall be terminated.

(e)          (i) MedPro Safety hereby represents and warrants to the Noteholders that (A) its location, within the meaning of Section 9-307 of the Uniform Commercial Code, as in effect in the state of Delaware, is, and for the last five years has been, Nevada, (B) its exact legal name, as it appears in its charter, is, and for the last five years has been, “MedPro Safety Products, Inc.”, (C) its organizational identification number is C31949-1999 and (D) MedPro Safety has not merged, consolidated or amalgamated with, or acquired all or substantially all of the assets of, any other Person in the past five years.

          (ii) MedPro Investments hereby represents and warrants to the Noteholders that (A) its location, within the meaning of Section 9-307 of the Uniform Commercial Code, as in effect in the state of Delaware, is, and since its inception on July 20, 2010, has been, Delaware, (B) its exact legal name, as it appears in its charter, is, and since its inception on July 20, 2010, has been, “MedPro Investments, LLC”, (C) its organizational identification number is 4850302 and (D) MedPro Investments has not merged, consolidated or amalgamated with, or acquired all or substantially all of the assets of, any other Person in the past five years.

(f)          Each of MedPro Safety and MedPro Investments hereby authorizes each of the Noteholders or its respective designee, to execute, record and file such financing statements (and amendment and continuation statements with respect to such financing statements when applicable) naming each of MedPro Safety and MedPro Investments as the debtor/seller and such Noteholder as the secured party/purchaser with respect to the Athyrium Payments, in the case of Athyrium, and the Post Advisory Payment, in the case of Post Advisory, as may be necessary to perfect such Noteholder’s interest in the Purchase Price Payments.

(g) If, notwithstanding the intent of the parties hereto, the MedPro Assignment is held not to be a sale of the accounts which are the subject of the MedPro Assignment, this Agreement shall constitute a security agreement and each of MedPro Safety and MedPro Investments does hereby grant a first priority security interest in and to the Athyrium Payments, in the case of Athyrium, and the Post Advisory Payment, in the case of Post Advisory, in each case, whether now owned or hereafter acquired or arising, and wherever located, and any proceeds (as such term is defined in the Uniform Commercial Code as in effect in the state of Delaware) thereof, for the benefit of such Noteholder, to secure payment to such Noteholder of amounts equal to the Athyrium Payments, in the case of Athyrium, and the Post Advisory Payment, in the case of Post Advisory, as they become due and payable, and each of MedPro Safety and MedPro Investments does hereby authorize each Noteholder to file such financing statements (and amendment and continuation statements with respect to such financing statements when applicable) and take all other action as may be necessary to perfect such security interests.

(h) Until Greiner has made the payments required of Greiner under Section 2.3 of this Agreement, neither MedPro Safety nor MedPro Investments shall effect any change (i) in its legal name, (ii) in its organizational identification number, if any, or (iii) in its jurisdiction of organization (in each case, including by merging with or into any other entity, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Noteholders not less than 30 days’ prior written notice of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Noteholders may reasonably require for purposes of taking the actions set forth in the following clause (B) and (B) it shall have taken all action reasonably satisfactory to the Noteholders to maintain the perfection and priority of the first priority security interest of and for the benefit of Noteholders in and to the Purchase Price Payments.

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(i)          Each of MedPro Safety and MedPro Investments shall, at their own sole cost and expense, promptly execute and deliver, and cause to be promptly executed and delivered, such additional documents, certificates and instruments (including, without limitation, Officer’s Certificates and Opinions of Counsel (as such terms are defined in the Indenture)), and promptly perform such additional acts (including, without limitation, the provision of any indemnity), as may be required by the Trustee in order for the Trustee to carry out all of the provisions of the Irrevocable Instruction (including, without limitation, paying the Interest Payments to the Noteholders). In the event that the Trustee shall require any additional documents, certificates or instruments to be executed and delivered, or any additional acts to be taken (including, without limitation, the provision of any indemnity), by a Noteholder, any such execution, delivery or act shall be at the sole cost and expense of MedPro Safety and MedPro Investments.

2.5           License Back.

(a)          Upon the Assignment Effective Date (as defined herein), Greiner grants to MedPro Safety, subject to the terms and conditions of this Agreement, an exclusive, worldwide, royalty-free, fully paid up license to MedPro under the the Hooman Patent and the Licensed Patents in the MedPro Fields of Use as applicable to the Hooman Patent and the Licensed Patents, respectively, for MedPro to make, sell, offer for sale and use MedPro Products in the MedPro Fields of Use as applicable to the Hooman Patent and the Licensed Patents.

(b)          The license granted pursuant to this Section 2.5 with respect to the Hooman Patent shall be transferrable and shall include the right to grant sublicenses. The license granted pursuant to this Section 2.5 with respect to the Licensed Patents shall be transferrable and shall include the right to grant sublicenses, provided that no such transfer or sublicense is made to any Person for whom ten (10%) or more of its annual revenue or five million U.S dollars (US $5,000,000) in gross revenue for its most recently completed fiscal year was derived from, or attributed to, sales in the blood collection or phlebotomy field or market.

(c)          The license granted in this Section 2.5 shall include the right for MedPro to retain all license fees, royalties, proceeds and other payments received by MedPro relating to exercise of the license granted within the scope of the rights set forth in Section 2.5(a) and 2.5(b) of this Agreement

(d)          Any license fee, royalty or other payment of any kind that is or may be due or may become due to any third party for making, use, offer for sale, sale or import of any product by or for MedPro Safety, will be the sole responsibility of MedPro Safety and not Greiner or any of its affiliates.

(e)          The term of the license granted to MedPro Safety pursuant to this Section 2.5 with respect to the Hooman Patent shall extend from the Assignment Effective Date until the last patent contained in the Hooman Patent expires. The term of the license granted to MedPro Safety pursuant to this Section 2.5 with respect to the Licensed Patents shall extend from the Assignment Effective Date until the last patent contained in the Licensed Patents expires. Notwithstanding in the above or any provision to the contrary in this Section 2.5, MedPro Safety expressly acknowledges and agrees that Greiner shall have the right to practice any of the intellectual property rights which is the subject of, covered by or within the scope of any Patent contained in the Hooman Patent or in the Licensed Patents once such Patent expires.

(f)          MedPro Safety shall:

(i)          MedPro Safety shall design and develop, and produce and deliver to Greiner, no later than December 31, 2015, a fully operational and functional prototype of at least one of the MedPro Products in each of the MedPro Fields of Use (as that term applies to the Licensed Patents) practicing at least one claim in each Patent contained in the Licensed Patents; and

(ii)          MedPro Safety shall, no later than December 31, 2017, commercialize (and notify Greiner of such commercialization of) at least one of the MedPro Products in each of the MedPro Fields of Use (as that term applies to the Licensed Patents) practicing at least one claim in each Patent contained in the Licensed Patents and promptly notify Greiner of such commercialization.

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(g)          Greiner shall have the right, at its sole discretion, to terminate the license and rights granted to MedPro Safety pursuant to this Section 2.5:

(i) if MedPro Safety or MedPro Investments breaches any of the representations or warranties of MedPro Safety or MedPro Investments pursuant to this Agreement;

(ii) if MedPro Safety breaches any term or condition of this Section 2.5 or uses or practices any of the Hooman Patent or any of the Licensed Patents outside the scope of the license or rights granted in this Section 2.5;

(iii) if MedPro Safety has not designed and developed, and produced and delivered to Greiner, by December 31, 2015, a fully operational and functional prototype of at least one of the MedPro Products in each of the MedPro Fields of Use (as that term applies to the Licensed Patents) practicing at least one claim in each Patent contained in the Licensed Patents, then Greiner shall have the right to terminate the license and rights with respect to such applicable MedPro Product, such applicable MedPro Fields of Use (as that term applies to the Licensed Patents) and such applicable Licensed Patents;

(iv) if MedPro Safety has not, by December 31, 2017, commercialized (and notified Greiner in writing of such commercialization) at least one of the MedPro Products in each of the MedPro Fields of Use (as that term applies to the Licensed Patents) practicing at least one claim in Patent contained in each of the Licensed Patents, then Greiner shall have the right terminate the license and rights with respect to such applicable MedPro Product, such applicable MedPro Fields of Use (as that term applies to the Licensed Patents) and such applicable Licensed Patents;

(v) if MedPro Safety (A) discontinues its business as now conducted, (B) sells or grants rights to any product line or division that includes any MedPro Product, or (C) directly or indirectly assigns, transfers, sublicenses or encumbers any of its rights under this Agreement in violation of the terms hereof without the prior express written consent of Greiner; or

(vi) if MedPro Safety (A) undergoes any direct or indirect change in the ownership or control of fifty (50%) percent or more of its then outstanding capital stock, or (B) sells all or substantially all of its assets. The parties agree that this Section 2.5(g)(vi) shall not apply with respect to the license granted in this Agreement to the Hooman Patent.

(h)          Greiner makes no representation or warranty of any kind with respect to the license or rights granted in this Section 2.5, or with respect to the Hooman Patent or the Licensed Patents. The license and rights granted in this Section 2.5 are granted “AS IS” without any warranty of any kind. GREINER EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR ARISING BY CUSTOMER OR TRADE, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

(i)          IN NO EVENT SHALL GREINER BE LIABLE TO MEDPRO SAFETY OR MEDPRO INVESTMENTS, OR ANY OF THEIR AFFILIATES, OR ANY OF THEIR CUSTOMERS OR ANY USER OF ANY PRODUCT MADE, USED, OFFERED FOR SALE, SOLD OR IMPORTED WITHIN THE SCOPE OF THE LICENSE OR RIGHTS GRANTED IN THIS SECTION 2.5 FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT AS, BUT NOT LIMITED TO, LOSS OF SALES, LOSS OF PROFIT, LOSS OF TURNOVER, OR LOSS OF BUSINESS OPPORTUNITIES.

(j)          Sections 2.11(a) and (b) of this Agreement are expressly set forth in this Section 2.5 as restrictions and conditions on the license granted to MedPro Safety in this Section 2.5.

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(k)          In the event that MedPro Safety or MedPro Investments becomes aware of any infringement of any of the Hooman Patent or any of the Licensed Patents within the MedPro Fields of Use, MedPro Safety shall promptly notify Greiner in writing of such suspected infringement.

(l)          Greiner retains all rights in and to the MedPro Intellectual Property not expressly licensed in this Section 2.5 to MedPro Safety, including the right to make, use, offer for sale, sell and import any product or process in any field of use, market or industry not expressly granted in this Section 2.5. Nothing in this Agreement requires or obligates Greiner to provide, disclose or license to MedPro Safety or MedPro Investments any Patents, Know-How, Copyrights or other intellectual property or proprietary rights created, conceived, reduced to practice, designed or developed on or after the Effective Date of this Agreement.

(m)          Notwithstanding any term or condition in this Section 2.5 to the contrary, Greiner shall have the right under the Hooman Patent and the Licensed Patents to make and use any products or processes for research and development purposes, and for purposes of preparing, filing, completing and pursuing any application, approval or license from any governmental entity, including, but not limited to the United States Food and Drug Administration or its equivalent in any other jurisdiction.

2.6          Representations and Warranties of Seller.

Each of MedPro Safety and MedPro Investments, jointly and severally, represents and warrants to Greiner and each of the Noteholders that, as of the Effective Date and continuing through the Assignment Effective Date:

(a)          It owns all right, title and interest in and to all MedPro Intellectual Property, free and clear of any debts, security interests, liens, licenses (including, but not limited to, any licenses from MedPro Safety or MedPro Investments to VCI and any licenses from VCI to MedPro Safety or MedPro Investments) or other encumbrances (other than Noteholders’ security interests to be released on the Assignment Effective Date pursuant to Section 2.1 of this Agreement) on such right, title or interest, or any of the MedPro Intellectual Property, and that such right, title and interest is valid and marketable.

(b)          There are no security interests, liens or other encumbrances, or claims of any kind by a Person not a party to this Agreement, on or in respect of the Purchase Price Payments other than those in favor of the Noteholders created hereunder.

(c)          Subject to the immediately following sentence, to Seller’s knowledge, after having completed a reasonable investigation, all MedPro Intellectual Property is valid and enforceable, and to Seller’s knowledge, after having completed a reasonable investigation, Seller is not aware of any fact or basis for challenging the validity or enforceability of any of the MedPro Intellectual Property. The following patents and patent applications are expressly excluded from the scope of this Section 2.6(c): WO 03/022340A; US 2003/0050608A; WO 02/26284A; EP 1 221 305A; EP 0 367 398 B1; US 5,591,138; US 5,472,430; US 5,472,430, US 5,718,239; US 6,984,223; US 5,893,845; and US 7,524,308.

(d)          Subject to the immediately following sentence, to Seller’s knowledge, none of the MedPro Intellectual Property infringes or otherwise violates any intellectual property or proprietary rights of any third party, including, but not limited to, any Patents or Know How of any third party. The following patents and patent applications are expressly excluded from the scope of this Section 2.6(d): WO 03/022340A; US 2003/0050608A; WO 02/26284A; EP 1 221 305A; EP 0 367 398 B1; US 5,591,138; and US 5,472,430; US 5,472,430, US 5,718,239; US 6,984,223; US 5,893,845; and US 7,524,308.

(d)          It has taken reasonable security measures to protect the secrecy, confidentiality and value of all of the material MedPro Intellectual Property (excluding any issued Patents or published patent applications).

(e)          It owns and possesses sufficient rights to grant the rights granted herein.

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(f)          It has not granted any power of attorney affecting or with respect to the MedPro Intellectual Property that remains outstanding.

(g)          On a consolidated and non-consolidated basis, each of MedPro Safety and MedPro Investments is not now insolvent and will not be rendered insolvent by any of the rights, duties, obligations or transactions contemplated by this Agreement (collectively the “Contemplated Transactions”). As used in this Agreement, insolvent means the sum of the debts and other provable liabilities of each of MedPro Safety and MedPro Investments, respectively, exceeds the present fair saleable value of such party’s respective assets. Each of MedPro Safety and MedPro Investments also represents and warrants that it has adequate capitalization for its currently contemplated business and transactions and that it has not and will not incur debts that will be beyond its ability to pay as such debts mature.

(h)          Immediately after giving effect to the consummation of the Contemplated Transactions on a consolidated and non-consolidated basis: (i) each of MedPro Safety and MedPro Investments will be able to pay its respective liabilities when they become due and payable in the ordinary course of its business; (ii) each of MedPro Safety and MedPro Investments will have adequate capital with which to conduct its respective present or proposed business; (iii) each of MedPro Safety and MedPro Investments will have assets (calculated at a fair market value) that exceed its respective liabilities; and (iv) each of MedPro Safety and MedPro Investments will be able to satisfy promptly and in accordance with their terms any pending, threatened or reasonably anticipated (A) litigation, (B) final judgments, and (C) actions for money damages (taking into account the maximum probable amount of any such judgments and the earliest reasonable time at which such judgments might be rendered), as well as all other obligations of MedPro Safety and/or MedPro Investments. The cash available to each of MedPro Safety and MedPro Investments, after taking into account all other anticipated uses of cash, will be sufficient to pay all such respective debts and judgments promptly in accordance with their terms.

(i)          Seller stipulates and acknowledges that it entered into the Contemplated Transactions of its own accord and was represented by counsel at all relevant times, and the Contemplated Transactions represent the valid, legitimate and unfettered exercise of the Seller’s business judgment such that the proposed Contemplated Transactions represent a valid exercise of the corporate purposes of the Seller. Seller acknowledges that it has received reasonably equivalent value in connection with the consideration hereunder and Seller agrees to indemnify Buyer from and against any and all liabilities, claims, demands, actions, losses, damages, costs and expenses (including, without limitation, labor costs, transport costs, costs for accommodation of employees, court costs and reasonable attorneys’ fees), in connection with the Contemplated Transactions.

(i)          There are no prior agreements of any nature affecting MedPro Safety’s or MedPro Investments’ right and abilities to grant the exclusive rights set forth in this Agreement, or otherwise relating to the MedPro Intellectual Property.

(j)          EXCEPT AS EXPRESSLY STATED IN THIS SECTION 2.6, MEDPRO SAFETY EXPRESSLY DISCLAIMS AS IT RELATES TO THE MEDPRO INTELLECTUAL PROPERTY ALL REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR ARISING BY CUSTOMER OR TRADE, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

(k)          Vision has consented to the Contemplated Transactions, and evidences this consent by the Consent attached to this Agreement at Exhibit F.

(l)          Neither MedPro Safety nor MedPro Investments is subject to or aware of any obligation of any Person with respect to any of the MedPro Intellectual Property other than the VCI Technology Agreements and the MSM 2010.

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2.7          Indemnification.

(a)          Each of MedPro Safety and MedPro Investments shall, jointly and severally, indemnify, defend and hold harmless Greiner, each Noteholder and each of their respective affiliates, and the respective officers, directors, employees, agents, attorneys and other representatives of each of the foregoing, and the respective successors and assigns of each of the foregoing, from and against any and all liabilities, claims, demands, actions, losses, damages, costs and expenses (including, without limitation, labor costs, transport costs, costs for accommodation of employees, court costs and reasonable attorneys’ fees), (i) arising out of or relating to any breach by Seller of any of the Seller representations or warranties, or by Seller of any covenant, term or condition, set forth in this Agreement, and/or (ii) arising out of or relating to any MedPro Product or other use of any of the Hooman Patent or Licensed Patents or manufacture, use, offer for sale, sale or importation of any product or process practicing any of the Hooman Patent or Licensed Patents.

(b)          Each of MedPro Safety and MedPro Investments shall, jointly and severally, indemnify, defend and hold harmless Greiner and its affiliates, and the respective officers, directors, employees, agents, attorneys and other representatives of each of the foregoing, and the respective successors and assigns of each of the foregoing, from and against any and all liabilities, claims, demands, actions, losses, damages, costs and expenses (including, without limitation, labor costs, transport costs, costs for accommodation of employees, court costs and reasonable attorneys’ fees), arising out of or relating to any right of action or claim arising in connection with any of the Hooman Patent or the Licensed Patents in the MedPro Fields of Use (as that term applies to the Hooman Patent and the Licensed Patents, respectively), all claims by reason of present or future infringement or violation of any of the foregoing, and all rights to sue and collect damages in relation to any such infringement or violation, and by way of example, and not limitation, enforcement of any of the Hooman Patent or the Licensed Patents.

(c)          Provided that this Agreement is not terminated prior to the assignment, sale and transfer of the MedPro Intellectual Property, Greiner shall indemnify, defend and hold harmless each Noteholder and each of their respective affiliates, and the respective officers, directors, employees, agents, attorneys and other representatives of each of the foregoing, and the respective successors and assigns of each of the foregoing, from and against any and all liabilities, claims, demands, actions, losses, damages, costs and expenses (including, without limitation, labor costs, transport costs, costs for accommodation of employees, court costs and reasonable attorneys’ fees), arising out of or relating to any breach by Greiner of its obligation to pay the payments pursuant to Section 2.3 of this Agreement in accordance with the terms and conditions of this Agreement.

(d)          Provided that this Agreement is not terminated prior to the assignment, sale and transfer of the MedPro Intellectual Property, and subject to the immediately following sentence, Greiner shall indemnify, defend and hold harmless MedPro Safety and its affiliates, and the respective officers, directors, employees, agents, attorneys and other representatives of each of the foregoing, and the respective successors and assigns of each of the foregoing (collectively “MedPro Safety Indemnitees”), from and against any and all liabilities, claims, demands, actions, losses, damages, costs and expenses (including, without limitation, labor costs, transport costs, costs for accommodation of employees, court costs and reasonable attorneys’ fees) (collectively “Claims”), arising out of or relating to (i) any claim by a third party based on a theory of product liability directed to a product practicing the MedPro Intellectual Property made, offered for sale or sold by Greiner; and (ii) arising out of or relating to any product of Greiner using the MedPro Intellectual Property, or manufacture, use, offer for sale, sale or importation of any product or process practicing any of the MedPro Intellectual Property alleging infringement of violation of any third party intellectual property. Notwithstanding the immediately preceding sentence, Greiner shall have no obligation to indemnify, defend or hold harmless any of the MedPro Safety Indemnitees to the extent any Claim is based on (iii) any product of Greiner in existence on or before the Assignment Effective Date; or (iv) the MedPro Intellectual Property or the use or other exploitation thereof and such Claim could not have been made but for use or other exploitation of the MedPro Intellectual Property.

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2.8          Representations and Warranties of Each Party.

Each party, severally and not jointly, represents and warrants each of the following to each of the other parties:

(a)          It is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, formation, or organization, as applicable, and has all organizational power and authority to conduct its business, to own, lease, or operate its properties in the places where its business is conducted and such properties are owned, leased, or operated.

(b)          It has the right, power and authority to enter into this Agreement, and any agreement contemplated hereby (collectively, the “Transaction Agreements”), and to perform its obligations and consummate the transactions contemplated hereby and thereby;

(c)          The execution, delivery, and performance of each of the Transaction Agreements by it has been authorized and approved by all necessary action on the part of such party, and each of the Transaction Agreements is the legal, valid, and binding obligation of such party, as applicable, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and to the exercise of judicial discretion in accordance with general equitable principles;

(d)          The execution by it of the Transaction Agreements to which it is a party, and the performance by it of its obligations and duties hereunder and thereunder, do not and will not violate such party’s organizational documents, any applicable laws or regulations, or the legal rights of any third parties, or the terms of any other agreement to which such party is a party;

(e)          It has not made and will not make any commitment to any other Person inconsistent with the rights granted and obligations undertaken pursuant to the Transaction Agreements;

(f)          Except for the consent of the Trustee referred to in Section 2.2(g) of this Agreement, no consent, approval, authorization, or action by any third party not a party to this Agreement or any court, administrative agency, or other governmental authority is required in connection with the execution and delivery by it of this Agreement or the Transaction Agreements to which it is a party or the performance by it of its obligations herein or therein.

2.9           Documents, and FDA and Regulatory Matters.

Notwithstanding termination of the MSM 2010, Seller shall provide and transfer to Greiner all certificates, licenses, documents, specifications and records in its possession that relate to the Products. Seller further agrees to provide upon the request of Greiner all reasonable assistance to Greiner with regard to any regulatory and/or quality management matter concerning the Products, provided that Greiner reimburses MedPro Safety for the reasonable travel costs and expenses incurred by Seller to provide such assistance.

2.10          Termination.

(a)          This Agreement may be terminated by mutual agreement of all of the parties hereto.

(b)          Greiner shall have the right, exercisable on or prior to March 1, 2013 and only prior to the making of any payment pursuant to Section 2.3(a), to terminate this Agreement on the occurrence of any of the following, in which case Greiner shall have no obligation to pay any of the amounts set forth in Section 2.3 of this Agreement: (i) if MedPro Safety or MedPro Investments breaches any representation, warranty or covenant before March 1, 2013; (ii) if the VCI Technology Agreements have not been terminated, or alternatively, amended to the satisfaction of Greiner in its sole discretion,before the March 1, 2013; (iii) if any security interest or other lien or encumbrance on the MedPro Intellectual Property has not been released in full before the March 1, 2013; or (iv) if Seller has not provided to Greiner evidence reasonably satisfactory to Greiner that all security interests, liens and other encumbrances on the MedPro Intellectual Property (including, but not limited to, all security interests, liens and other encumbrances of Athyrium, Post Advisory, U.S. Bank National Association, and Vision Opportunity Master Fund LLC) have been released in full before March 1, 2013. The immediately preceding sentence shall not apply to the Noteholders’ security interests in the payments owed Noteholders under the Notes to be released on the Assignment Effective Date pursuant to Section 2.1 of this Agreement. Greiner agrees that each condition set forth in clauses (ii), (iii) and (iv) above may be satisfied, whereupon Greiner shall no longer have the right to terminate this Agreement pursuant to such satisfied condition, by delivery into escrow with counsel for Greiner of duly executed instruments of termination or release in form and substance reasonably satisfactory to Greiner together with instructions to release such instruments upon the making of the payments to be made by Greiner pursuant to Section 2.3(a).

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2.11          Further Covenants.

(a)          Seller shall make no use of any intellectual property or proprietary right of Greiner or any of its affiliates, including, but not limited to, any of the MedPro Intellectual Property, except as expressly set forth in this Agreement. For purposes of clarification, Seller shall immediately remove all Trademarks of Greiner from any of Seller’s websites, marketing materials and other documents using such Trademarks.

(b)          Seller shall not, directly or indirectly, challenge, contest or oppose, or move to cancel, any of the MedPro Intellectual Property.

(c)          Seller shall maintain in full force and effect all MedPro Intellectual Property from the Effective Date of this Agreement through the Assignment Effective Date, and shall not allow or permit any of the MedPro Intellectual Property to lapse, expire or abandon, and, shall not allow or permit any debt, security interest, lien, license or other encumbrance to be placed on or attach to any of the MedPro Intellectual Property during the period of time from the Effective Date of this Agreement through the Assignment Effective Date.

(d)          Seller shall not directly or indirectly cause, establish or allow any security interests, liens or other encumbrances, or claims of any kind by a Person not a party to this Agreement, on or in respect of the Purchase Price Payments other than those in favor of the Noteholders created hereunder.

2.12          Confidentiality.

(a)          Each party recognizes that it has had access to and knowledge of certain information of one or more of the other parties (collectively, the “Confidential Information”) including (except as otherwise provided in this Section 2.12(a)): (i) the MedPro Intellectual Property; or (ii) confidential or proprietary information concerning one or more of the other parties to this Agreement or its affiliates furnished or made available in connection with this Agreement or the Transaction Agreements.

(b)          Notwithstanding the generality of the foregoing, Confidential Information does not include information that, as evidenced by documentary evidence, (i) is or becomes publicly available or broadly known without any breach by the receiving party of this Agreement or any other Transaction Agreement, or breach of other confidentiality obligation, (ii) was known by the receiving party at the time such information was disclosed to such party, its affiliates or its or its affiliates’ directors, officers, employees, agents, advisers, financing sources and other representatives (including attorneys, accountants, consultants, financing sources and financial advisors) (“Representatives”) in accordance herewith, provided such information was not disclosed to such party under obligation of confidentiality (and excluding any MedPro Intellectual Property); (iii) was independently developed by the party receiving such information, its affiliates or its or its affiliates’ Representatives prior to the receipt by the receiving party, provided that such receiving party did not receive such information under obligation of confidentiality, and provided that such information does not include any of the MedPro Intellectual Property; or (iv) becomes known to the receiving party on a non-confidential basis from a source other than the owning party or another party hereto (and without any breach of this Agreement or any other Transaction Agreement or, to the knowledge of the receiving party, any other obligation of confidentiality), provided that such source, to the receiving party’s knowledge, had the right to disclose such information to such party. Each party acknowledges that the Confidential Information is valuable, proprietary and confidential to the owning party and that each party has paid substantial consideration and incurred substantial costs to acquire or develop its Confidential Information. Each party agrees that the Confidential Information of the other parties shall be kept in strict confidence and treated as valuable, proprietary and confidential. Subject to Section 2.12(c) and (d), each party agrees that neither it nor any of its affiliates, at any time will, directly or indirectly, disclose, divulge, or make known to any non-affiliate, use, or otherwise appropriate for its own benefit or the benefit of others any of the Confidential Information of any of the other parties under its control, or permit any non-affiliate to examine or make copies of any documents that contain or are derived from such Confidential Information, without the prior written consent of the owner of such Confidential Information. Each party agrees to take reasonable measures to prevent the inadvertent or accidental disclosure of any Confidential Information of any of the other parties under its control.

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(c)          Each party may disclose Confidential Information to the limited extent that such party is compelled to disclose such Confidential Information (i) by judicial or administrative process or by other requirements of law, including U.S. federal securities law, or (ii) in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereby. In addition, Seller may disclose (x) the Transaction Documents (excluding any schedules or exhibits hereto or thereto except to the extent reasonably necessary to be provided (it being understood that the data comprising the files referenced on the schedules and exhibits shall not be disclosed)) and (y) financial information relating to the MedPro Intellectual Property, whether or not aggregated with financial information with respect to Seller’s other businesses, in each case, in connection with a sale or proposed sale of all or a portion of Seller’s business; provided, that, the foregoing shall not permit Seller to disclose, and to the extent included in the foregoing Seller shall redact and prevent the disclosure of, any (A) customer lists or customer data, in each case for customers of the business subject to sale or proposed sale, (B) pricing data with respect to the MedPro Intellectual Property, or (C) specifications, engineering or design data or files contained in the MedPro Intellectual Property. In the event that any party is requested or required by law, by any governmental authority, or by litigation discovery requests, subpoena, civil investigative demand, or similar processes to disclose any of the Confidential Information, such party agrees to provide the party owning such Confidential Information, to the extent permitted by law, with prompt written notice of such request or requirements so that the parties may seek an appropriate protective order or waive compliance with the provisions of this Section 2.12(c). Each party shall reasonably cooperate with the other party, at the expense of the party requesting cooperation, in connection with obtaining any such protective order. If, in the absence of a protective order or a receipt of a waiver by a party under this Agreement, the receiving party is nonetheless, upon advice of its counsel, legally required to disclose the Confidential Information, without liability under this Agreement to the party that owns the Confidential Information, such receiving party may disclose only that portion of the Confidential Information that such receiving party is advised by its counsel is legally required.

(d)          Notwithstanding anything to the contrary contained herein, each party may disclose Confidential Information, on a need to know basis: (i) to its affiliates and its and its affiliates’ Representatives and partners (existing and prospective), provided that the disclosing party shall instruct each such recipient to keep confidential and not share with any person the Confidential Information and such recipient agrees to be bound in writing to such obligations and agrees that the owner of such Confidential Information is named as a third party beneficiary under such written agreement, except that no agreement in writing shall be required for disclosures to attorneys, accountants or other professional advisors who are subject to professional or ethical obligations to keep confidential the Confidential Information ; (ii) without any obligation to provide prior notice, each of the Noteholders may disclose its right to receive the Athyrium Payments and the Post Advisory Payment, as applicable, to its investors or prospective investors; (iii) without any obligation to provide prior notice, cooperate to seek any protective order, or limit disclosure in any way, in connection with any obligation on the part of the disclosing party, its affiliates or its or its affiliate’s Representatives to disclose Confidential Information pursuant to a broad or routine audit, examination or request for information by any legal, governmental, administrative, or regulatory authority; and (iv) other than the MedPro Intellectual Property (to the extent such intellectual property constitutes Confidential Information under this Agreement), in its regular reports, as required by law, including federal securities law.

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(e)          Each party hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Information recited herein are in addition to, and not in lieu of, any rights or remedies that the parties may have available pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of Confidential Information, and the enforcement by each party of its rights and remedies pursuant to this Section 2.12 shall not be construed as a waiver of any other rights or available remedies that Greiner may possess at law or equity).

2.13          Representations and Warranties of Greiner

Greiner represents and warrants to the Noteholders that, which representations and warranties shall expire and be terminated on the earlier of termination of this Agreement or Greiner’s payment of the amounts set forth in Section 2.3(b):

(a)          On a consolidated and non-consolidated basis, Greiner is not now insolvent and will not be rendered insolvent by any of the rights, duties, obligations or transactions contemplated by this Agreement (collectively the “Greiner Contemplated Transactions”). As used in this Agreement, insolvent means the sum of the debts and other provable liabilities of Greiner exceeds the present fair saleable value of Greiner’s assets. Greiner also represents and warrants that Greiner has adequate capitalization for its currently contemplated business and transactions and that Greiner has not and will not incur debts that will be beyond the ability of Greiner to pay as such debts mature.

(b)          Immediately after giving effect to the consummation of the Greiner Contemplated Transactions on a consolidated and non-consolidated basis: (i) Greiner will be able to pay its liabilities when they become due and payable in the ordinary course of its business; (ii) Greiner will have adequate capital with which to conduct its present or proposed business; (iii) Greiner will have assets (calculated at a fair market value) that exceed its liabilities; and (iv) Greiner will be able to satisfy promptly and in accordance with their terms any pending, threatened or reasonably anticipated (A) litigation, (B) final judgments, and (C) actions for money damages (taking into account the maximum probable amount of any such judgment and any such actions in the earliest reasonable time at which such actions might be rendered), as well as all other obligations of Greiner. The cash available to Greiner, after taking into account all other anticipated uses of cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

(c)          Greiner has sufficient cash on hand or binding enforceable commitments to provide it with, and on the dates specified in Section 2.3 for the making of payments to the Noteholders will have, funds sufficient to satisfy its obligations to pay the Purchase Price Payments. Greiner has no reason to believe, and has not been provided with any notice (whether written or otherwise), that any of the persons providing any commitments referred to above are unable or are not required or do not intend, for any reason, to satisfy their obligations under such commitments. Greiner acknowledges that its obligations under this Agreement are not contingent on obtaining financing.

2.14          Covenants of Greiner

(a)          Greiner covenants to the Noteholders that, until Greiner has paid the amounts pursuant to Section 2.3 of this Agreement:

(i)          Greiner shall not, without the prior written consent of the Noteholders, merge, dissolve, liquidate, wind-down, amalgamate, consolidate with or into another Person, or sell, transfer, license, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that Greiner may merge, amalgamate or consolidate with or into another Person without the prior written consent of the Noteholders but upon 10 business days’ prior written notice to the Noteholders, if (i) the resulting or surviving person (x) shall, if such Person is not Greiner, first agree in a writing reasonably satisfactory to the Noteholders to be bound by this Agreement as if such resulting or surviving Person were an original party hereto, and to assume and perform Greiner’s obligations under this Agreement, and (y) shall upon consummation of such merger, amalgamation or consolidation and any other transactions contemplated to be consummated in connection therewith, be no less creditworthy, in the reasonable judgment of the Noteholders, than Greiner is on and as of the Effective Date and (ii) Greiner Bio-One International AG shall, in connection with such merger, consolidation or amalgamation, reaffirm its obligations to the Noteholders under the Greiner Parent Guaranty; and

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(ii) Except in a transaction permitted under section 2.14(a), Greiner shall preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization.

(b)          Notwithstanding any provision of this Agreement to the contrary, it is expressly agreed and understood that Greiner Bio-One International AG shall be entitled to, through a transfer of its equity interests, become a fully owned affiliate of Greiner Holding AG.

(c)          The covenants set forth in this Section 2.14 shall expire and be terminated on the earlier of the termination of this Agreement or Greiner’s payment of the amounts set forth in Section 2.3(b) of this Agreement.

2.15          Covenants by Noteholders.

None of the Noteholders shall sell, assign, or otherwise transfer the Notes to any Person unless the proposed transferee of the Notes shall first agree in a writing reasonably satisfactory to Greiner to be bound by this Agreement as if such transferee were an original party hereto and to assume and perform the transferring Noteholder’s obligations under this Agreement; provided, however, that the Noteholders may assign or otherwise transfer Notes to any Person in connection with the transfer of all assets of an account managed by Athyrium or Post Advisory; provided, that in connection with such assignment or transfer of Notes, Athyrium or Post Advisory, as applicable, will use its commercially reasonable efforts to cause such Person to agree in a writing reasonably satisfactory to Greiner to be bound by this Agreement as if such transferee were an original party hereto and to assume and perform the transferring Noteholder’s obligations under this Agreement.

2.16          Expiration of Representations and Warranties.

Each party acknowledges and agrees that the expiration, termination or lapse of any representation or warranty in this Agreement shall be without prejudice to a party’s right to bring a claim of breach of such representation or warranty provided that the basis for such claim arose prior to such expiration, termination or lapse.

Miscellaneous

3.1           Headings.

The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

3.2          Counterparts.

This Agreement may be executed in two or more counterparts being original or facsimile copies (including by email with PDF attachment), each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same Agreement.

3.3          Entire Agreement.

This Agreement, Exhibits A thru F attached hereto and the Greiner Parent Guaranty constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof.

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3.4           Assignment.

Neither this Agreement, nor any right or obligation hereunder, may be assigned without the express written consent of each of the parties hereto (which consent may be granted or withheld in the sole discretion of any such party), as the case may be; provided, however, that nothing in this Agreement shall be construed to restrict Greiner’s ability to assign, sell or transfer any of Greiner’s or its designee’s rights in or to any of the MedPro Intellectual Property once Greiner obtains such rights pursuant to this Agreement; and provided further, that this Agreement may be assigned by the Noteholders in connection with a sale, assignment or other transfer of Notes as provided in Section 2.15.

3.5           Amendment.

This Agreement may not be amended, waived or modified except by an instrument in writing signed by, or on behalf of, each of the parties hereto.

3.6           Benefits and Binding Effect.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

3.7           Further Assurances.

After Execution, as and so often as the Greiner may require, MedPro will, at the expense of Greiner, execute and deliver to the Greiner, all such further documents, do or cause to be done all such further acts and things, and give, in addition to the requirements of Sections 2.1 and 2.9, all such further assurances as in the opinion of the Greiner or its counsel are necessary or advisable to give full effect to the provisions and intent of this Agreement.

3.8          Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

3.9          Full and Final Settlement.

The parties acknowledge and agree that this Agreement (including all payments to be made under Section 2.3(b) of this Agreement), as of the Assignment Effective Date, is a full and final settlement of any and all obligations, liability, claims, costs and causes of action arising from any set of facts, under any theory, known or unknown, from the beginning of time to the Assignment Effective Date relating to or arising under the Notes, the Note Documents, the MSM 2010, or the MedPro Intellectual Property, including those claims arising out of, or relating to, the MSM 2010.

3.10        Governing Law and Jurisdiction.

(a) Governing Law. The patent, trademark and copyright laws of the United States of America will govern the construction and operation of this agreement as applicable. The laws of the State of Delaware will otherwise govern this agreement without regard to Delaware’s rules relating to conflicts of laws to the extent no other mandatory law is to be applied to patent rights arising under the laws of a specific jurisdiction.

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(b) Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or, if such federal courts shall not have jurisdiction, the Delaware Chancery Court or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

3.11        Service of Process.

(a)          Process in any suit, action or proceeding described in Section 3.10(b) may be served on any party anywhere in the world, whether within or without the State of Delaware.

(b)          Greiner hereby irrevocably appoints, until February 1, 2015, Corporation Service Company (the “Process Agent”), with an office on the date hereof at 2711 Centerville Road, Suite 400, Wilmington, DE 19808, United States, as its agent to receive on behalf of Greiner and its property service of copies of the summons and complaint and any other process which may be served in any suit, action or proceeding described in Section 3.10(b). Such service may be made by mailing or delivering a copy of such process to Greiner in care of the Process Agent at the Process Agent's above address, and Greiner hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Greiner agrees that failure of the Process Agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any such suit or proceeding based thereon. If for any reason the Process Agent shall cease to be available to act as such, Greiner agrees to irrevocably appoint another such agent in the State of Delaware, as its authorized agent for service of process, on the terms and for the purposes of this Section 3.11. Nothing contained in this Section 3.11(b) shall limit in any way the effectiveness of process served in accordance with Section 3.11(a).

(c)          To the extent that Greiner has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, Greiner hereby irrevocably and unconditionally waives such immunity in respect of its obligations under this Agreement and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 3.11(c) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976, as amended, of the United States and are intended to be irrevocable for purposes of such Act.

3.12        Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.13        Notice.

All notices, requests, demands, and other communications hereunder shall be in writing (which shall include communications by email) and shall be delivered (a) in person or by courier or overnight service, (b) mailed by first class registered or certified mail, postage prepaid, return receipt requested, or (c) by email transmission, as set forth below. In no event shall any notice, request, demand or other communication pursuant to this Section 3.13 be deemed to be service of process for any reason.

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For notices to Athyrium:

c/o NB Alternatives Advisers LLC

605 Third Avenue, 22nd Floor

New York, NY 10158

Attention: Chris Neira

Christian.neira@nb.com

With a copy to:

Andrew Hyman, Esq.

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018-1405

E-mail: ahyman@cov.com

For Notices to Greiner:

Greiner Bio-One GmbH

Attention: Ing. Rainer Perneker, MBA

Bad Haller Strasse 32

4550 Kremsmuenster

AUSTRIA

Attention: Rainer Perneker

E-Mail: rainer.perneker@gbo.com

With a copy to:

Michael S. Connor, Esq.

Alston & Bird, LLP

101 South Tryon Street, Suite 4000

Charlotte, NC 28280 USA

E-mail: mike.connor@alston.com

For Notices to Post Advisory:

Post Advisory Group

1620 26th Street

Suite 6500N

Santa Monica, CA 90404

Attention: General Counsel

With a copy to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA 90071

Attention: Casey T. Fleck, Esq.

E-mail: Casey.Fleck@LW.com

For Notices to MedPro Safety and MedPro Investments:

MedPro Safety Products, Inc.

145 Rose Street

Lexington, KY 40507

Attention: W. Craig Turner

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With a copy to:

Frost Brown Todd LLC

400 West Market Street, 32nd Floor

Louisville, KY 40202

Attention: Alan K. MacDonald

E-mail: amacdonald@fbtlaw.com

3.14          Survival.

The following sections of this Agreement shall survive termination of this Agreement provided that the termination occurs on or before March 1, 2013: Section [Insert Section references]. No term or condition of this Agreement except as set forth in the immediately preceding sentence shall survive termination or expiration of this Agreement.

3.15          Counterparts; Effectiveness.

This Agreement (including any exhibits hereto) and any amendments, waivers, consents, or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement (including exhibits hereto) shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

[Signatures on the Following Pages]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BUYER:	GREINER BIO-ONE GmbH

	By:	/s/ Rainer Perneker
	Name:	Rainer Perneker
	Title:	CBU

	By:	/s/ Georg Heftberger
	Name:	Georg Heftberger
	Title:	CFU

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

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MEDPRO SAFETY:	MEDPRO Safety products, inc

	By:	/s/ Marc T. Ray
	Name:	Marc T. Ray
	Title:	VP Finance/CFO

MEDPRO INVESTMENTS:	medpro investments llc

	By:	/s/ Marc T. Ray
	Name:	Marc T. Ray
	Title:	Manager

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

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ATHYRIUM FUND (A):	ATHYRIUM OPPORTUNITIES FUND (A) LP

	By:	Athyrium Opportunities Associates LP, its general partner
	By:	Athyrium Opportunities Associates GP LLC, its general partner

By:	/s/ Christian Niera
Name:	Christian Niera
Title:	Authorized Signatory

ATHYRIUM FUND (B):	ATHYRIUM OPPORTUNITIES FUND (B) LP

	By:	Athyrium Opportunities Associates LP, its general partner
	By:	Athyrium Opportunities Associates GP LLC, its general partner

	By:	/s/ Christian Niera
	Name:	Christian Niera
	Title:	Authorized Signatory

NB ATHYRIUM:	NB ATHYRIUM LLC

By:	NB Secondary Opportunities Associates II LP, its managing member
By:	NB Secondary Opportunities Associates II GP LLC, its general partner

By:	/s/ Christian Niera
Name:	Christian Niera
Title:	Authorized Signatory

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

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POST ADVISORY:	POST ADVISORY GROUP

	By:	/s/ Sanije Perrett
	Name:	Sanije Perrett
	Title:	COO

OHIO PUBLIC EMPLOYEEES RETIREMENT SYSTEM

	By:	Post Advisory Group, LLC, as
investment manager

	By:	/s/ Sanije Perrett
	Name:	Sanije Perrett
	Title:	COO

SOUTH CAROLINA RETIREMENT
INVESTMENT COMMISSION

By: Post Advisory Group, LLC, as
investment manager

	By:	/s/ Sanije Perrett
	Name:	Sanije Perrett
	Title:	COO

POST TRADITIONAL HIGH YIELD FUND, L.P.

By: : Post Advisory Group, LLC, as general partner

	By:	/s/ Sanije Perrett
	Name:	Sanije Perrett
	Title:	COO

POST INTERMEDIATE TERM HIGH YIELD FUND, L.P.

By: Post Advisory Group, LLC, as general partner

	By:	/s/ San ije Perrett
	Name:	Sanije Perrett
	Title:	COO

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

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The exhibits to the Asset Purchase Agreement are listed below and have been omitted. MedPro Safety Products, Inc. agrees to furnish supplementally a copy of any omitted exhibit to the Commission upon request.

Exhibit No.	Description

A-1	Hooman Patent Chart
A-2	Licensed Patents Chart
A-3	Non-Licensed Patents Chart
B	Intellectual Property Assignment Agreement
C	Account and Wiring Instructions
D	Security Interest Release Agreement
E	Irrevocable Instruction to Trustee
F	Consent from Vision Opportunity Master Fund, Ltd.

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